Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement of e.Dlgital Corporation on (Form S-2 No. 333-121546 S-3 No.333-111455 Form S-3 No 333-540800-1 Form S-3 No. 333-49312; Form S-3 No. S33-83515, Form S-3 No.
333-46619, Form S-3 No. 33-81212, Form S-3 No- 33-92032, Form S-3 No, 33-92978,
Form S-3 No. 333-4880, Form 5-3 No 333-62387, Form S-3 No. 333-82272, Form S-8
No. 333-76959, Form S-S No 333-76961, Form S-8 No. 333-13779, Form S-8 No
333-17959, Form S-8 No. 333-24405, Form $-8 Na 333-26561, Form S-8 No- 333-76959
and Form S-8 No 333-76961) of our reports, dated June 28, 2006 relating to our audit of the consolidated financial statements and the financial statement schedule which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, which appear In this Annual Report on Form 10-K of e. Digital Corporation for the year ended March 31, 2006.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Santa Ana, CA
June 28, 2006